UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 688-5201

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 21, 2011, Multi-Fineline Electronix, Inc. (“MFLEX”) and Multi-Fineline Electronix Singapore Pte Ltd. (“MSG”; collectively with MFLEX, the “Borrowers”) provided notice that the Borrowers were terminating the Loan Agreement, dated as of February 12, 2009, as amended (the “Loan Agreement”) by and among the Borrowers, various subsidiaries of the Borrowers, various financial institutions that are parties thereto (collectively, the “Lenders”) and Bank of America, N.A., as agent (the “Agent”) for the Lenders. The Loan Agreement provided the Borrowers with a three year revolving credit facility in an amount up to $30 million. At the time of the notice, there were no borrowings outstanding under the Loan Agreement. The Borrowers provided ninety days written notice as required by the Loan Agreement, and accordingly, the termination will be effective on January 19, 2012 (the “Termination Date”). On the Termination Date, the Borrowers shall pay the Agent $75,000 as an early termination fee, together with all other amounts as may then be owing in connection with the Loan Agreement. MFLEX is currently negotiating a credit facility to replace the Loan Agreement and expects to execute such new credit facility on or about the Termination Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc.,
a Delaware corporation

Date: October 25, 2011

By:	/s/ Thomas Liguori
Thomas Liguori
Chief Financial Officer

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